EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Curtis Summers, President and Chief Executive Officer, of Panamera Healthcare Corporation, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the quarterly report on Form 10-Q of Panamera Healthcare Corporation for the period ended January 31, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Panamera Healthcare Corporation

Dated: March 19, 2018

/s/ Curtis Summers
Curtis Summers President, Chief Executive Officer and Director (Principal Executive Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Panamera Healthcare Corporation and will be retained by Panamera Healthcare Corporation and furnished to the Securities and Exchange Commission or its staff upon request.